Exhibit 10.1

AMENDMENT AND WAIVER

TO

BOARD REPRESENTATION AND STANDSTILL AGREEMENT

This Amendment and Waiver (this “Amendment”) to the Board Representation and Standstill Agreement, dated as of December 4, 2015 (as previously amended on October 26, 2017 and October 18, 2018, the “Agreement”), by and among LSB Industries, Inc., a Delaware corporation (the “Company”), LSB Funding LLC, a Delaware limited liability company (the “Purchaser”), Security Benefit Corporation, a Kansas corporation (“Security Benefit”), Todd Boehly, an individual (“Boehly”), Jack E. Golsen, an individual (“J. Golsen”), Steven J. Golsen, an individual (“S. Golsen”), Barry H. Golsen, an individual (“B. Golsen”), Linda Golsen Rappaport, an individual (“L. Rappaport”), Golsen Family LLC, an Oklahoma limited liability company (“Family LLC”), SBL LLC, an Oklahoma limited liability company (“SBL LLC”), and Golsen Petroleum Corp., an Oklahoma corporation (together with J. Golsen, S. Golsen, B. Golsen, L. Rappaport, Family LLC and SBL LLC, each a “Golsen Holder” and, collectively, the “Golsen Holders”), is made and entered into as of September 27, 2021, by and among the Company, the Purchaser, Security Benefit, Boehly and each of the Golsen Holders. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, pursuant to a Securities Exchange Agreement, dated as of July 19, 2021 between the Company and the Purchaser (the “Exchange Agreement”), the Company and the Purchaser have agreed that the Company will issue to the Purchaser shares of the Company’s Common Stock in exchange for the Purchaser surrendering for exchange all of its shares of Series E-1 Cumulative Redeemable Class C Preferred Stock (“Series E-1 Preferred”) and the Company’s Series F-1 Redeemable Class C Preferred Stock (“Series F-1 Preferred”);

WHEREAS, Section 4(f)(ii) of the Agreement provides, in relevant part, that the Agreement may be amended only in a writing signed by each of the Parties; and

WHEREAS, in furtherance of the foregoing transactions and as contemplated by the Securities Exchange Agreement, each of the Parties desires to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendment. Each of the Parties hereby agrees that the Agreement is amended by replacing Section 3 of the Agreement in its entirety with the following:

“Section 3. Standstill.

(a) During the period commencing on the Closing and ending on the Standstill Termination Date, as defined below, provided that the Company is not in breach of its obligations under this Agreement (including Section 1 hereof), each of the Purchaser Parties (so long as such Purchaser Party is an Affiliate of the beneficial owner of the Company securities issued under the Purchase Agreement or the Exchange Agreement) shall not, and shall cause its controlled Affiliates not to, directly or indirectly:

(i) engage in any hostile or takeover activities with respect to the Company (including by means of a tender offer or soliciting proxies or written consents, other than as recommended by the Board);

(ii) acquire or propose to acquire beneficial ownership of additional Common Stock (other than the Common Stock issuable upon the closing of the transactions contemplated by the Exchange Agreement) or other Company equity securities; or

(iii) acquire or propose to acquire any other equity securities of the Company or any equity securities of any Affiliates of the Company.

(b) Specifically, but without limiting Section 3(a), during the period commencing on the Closing and ending on the Standstill Termination Date, without the prior written consent of the Company, each of the Purchaser Parties shall not, and shall cause its controlled Affiliates not to, directly or indirectly:

(i) propose to enter into, directly or indirectly, any merger, consolidation, recapitalization, business combination, partnership, joint venture, acquisition or similar transaction involving the Company or any of its Affiliates or their properties, except as expressly permitted hereby;

(ii) form, join or participate in a “group” (within the meaning of Section 13(d) of the Exchange Act) with respect to any voting securities of the Company or any of its Affiliates with anyone other than the Purchaser Parties or the Purchaser’s Affiliates;

(iii) publicly disclose any intent, plan or arrangement inconsistent with this Agreement; or

(iv) advise, assist or encourage others in connection with the above.

(c) Notwithstanding the foregoing provisions of this Section 3, the foregoing provisions shall not, and are not intended to:

(i) prohibit any Purchaser Party or its controlled Affiliates from privately communicating with, including making any offer or proposal to, the Board;

(ii) restrict in any manner how any Purchaser Party or its controlled Affiliates vote their Common Stock or other Company securities, except as provided in Section 2;

(iii) restrict the manner in which any Purchaser Designated Director may (A) vote on any matter submitted to the Board or the Stockholders, (B) participate in deliberations or discussions of the Board (including making suggestions or raising issues to the Board) in his or her capacity as a member of the Board, or (C) take actions required by his or her exercise of legal duties and obligations as a member of the Board or refrain from taking any action prohibited by his or her legal duties and obligations as a member of the Board;

(iv) restrict any Purchaser Party or any of its Permitted Transferees from selling or transferring any of their Company securities to any other Purchaser Party or its Permitted Transferees or any successor of such Purchaser Party that, in any such case, agrees to be bound by the provisions contained in this Agreement; or

(v) restrict the preemptive rights provided to the Purchaser pursuant to Section 4.13 of the Exchange Agreement, the exercise thereof by the Purchaser or the purchase or acquisition of any Company securities by the Purchaser pursuant thereto.

(d) “Standstill Termination Date” means the earliest of (i) 90 days after the Board Designation Termination Date, (ii) the later of (A) the first anniversary of the date of this Agreement and (B) 90 days after the date on which all Purchaser Designated Directors have resigned or been removed from the Board and the Purchaser has permanently waived and renounced its Board designation rights under Section 1 and (iii) the two (2) year anniversary of the Closing Date (as defined in the Exchange Agreement).

(e) Each Purchaser Party hereby represents and warrants to the Company that such Purchaser Party is an Affiliate of the Purchaser as of the date hereof.

2. Limited Waiver. Each of the parties hereto hereby irrevocably and unconditionally waives Section 3 of the Agreement solely to the extent necessary to permit the Exchange (as defined in the Exchange Agreement) and the other transactions expressly contemplated to occur pursuant to the Closing Date (as defined in the Exchange Agreement).

3. No Other Amendments. Except for the changes expressly made by this Amendment, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

4. Governing Law. This Amendment, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Amendment, will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws.

5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

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6. Effectiveness; Further Assurances. Subject to the execution and delivery of a counterpart signature page to this Amendment by each of the Parties hereto, this Amendment shall be deemed effective as of the time that is immediately after the Closing Date (as defined in the Exchange Agreement), except that Section 2 hereof shall be deemed effective as of the time that is immediately prior to the Closing Date (as defined in the Exchange Agreement). Each party hereto agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable judgment of the parties hereto, may be necessary or advisable to carry out the intent and purposes of this Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties hereto execute this Amendment and Waiver to the Board Representation and Standstill Agreement, effective as of the date first above written.

COMPANY:

LSB INDUSTRIES, INC.

By:	/s/ Cheryl Maguire
Name:	Cheryl Maguire
Title:	Chief Financial Officer

[Signature Page to Amendment and Waiver to Board Representation and Standstill Agreement]

PURCHASER PARTIES:

LSB FUNDING LLC

By:	/s/ Todd Boehly
Name:	Todd Boehly
Title:	Manager

SECURITY BENEFIT CORPORATION

By:	/s/ Blaine Hirsch
Name:	Blaine Hirsch
Title:	Authorized Signatory

/s/ Todd Boehly
Todd Boehly

[Signature Page to Amendment and Waiver to Board Representation and Standstill Agreement]

GOLSEN HOLDERS:

/s/ Jack E. Golsen
Jack E. Golsen

/s/ Barry H. Golsen
Barry H. Golsen

/s/ Steven J. Golsen
Steven J. Golsen

/s/ Linda Golsen Rappaport
Linda Golsen Rappaport

GOLSEN FAMILY LLC

By:	/s/ Steven J. Golsen
Name:	Steven J. Golsen
Title:	President

SBL LLC

By:	/s/ Steven J. Golsen
Name:	Steven J. Golsen
Title:	President

GOLSEN PETROLEUM CORP.

By:	/s/ Steven J. Golsen
Name:	Steven J. Golsen
Title:	President

[Signature Page to Amendment and Waiver to Board Representation and Standstill Agreement]